EXHIBIT 21

SUBSIDIARIES OF SHINER INTERNATIONAL, INC.

Name of Subsidiary	Jurisdiction of Organization	% Owned
Hainan Shiny-Day Color Printing Packaging Co., Ltd.	PRC	100% owned by the Registrant
Hainan Shiner Industrial Co., Ltd.	PRC	100% owned by Hainan Shiny-Day
Hainan Modern Hi-Tech Industrial Co., Ltd.	PRC	40% owned by Hainan Shiny-Day and 60% owned by Shiner Industrial
Zhuhai Modern Huanuo Packaging Material Co., Ltd.	PRC	30% owned by the Registrant and 70% owned by Shiner Industrial
Shanghai Juneng Functional Film Co., Ltd.	PRC	70% owned by Shiner Industrial
Hainan Juneng Functional Film Co.	PRC	70% owned by Shiner Industrial
Hainan Saihang Photoelectric Co. Ltd.	PRC	100% owned by Shiner Industrial
Hainan Runhai Color Printing Packaging Co.	PRC	100% owned by Hainan Shiny-Day
Shimmer Sun Ltd.	PRC	100% owned by the Registrant
Hainan Jingyue New Material Co., Ltd.	PRC	100% owned by Shimmer Sun
Hainan Shunhao New Material Co., Ltd.	PRC	100% owned by Shunhao
Hainan Yongxin Environmental Co., Ltd.	PRC	100% owned by Yongxin
Ningbo Neisuoer Latex Co., Ltd.	PRC	100% owned by Ningbo